UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 13, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)
______________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Danny Hart, Associate General Counsel and Assistant Secretary

On April 13, 2011, the Board of Directors of PDL BioPharma, Inc. (the “Company”) appointed Danny Hart as Associate General Counsel and Assistant Secretary, effective April 13, 2011.

Mr. Hart joined the Company in January 2010 as the Company’s Corporate Counsel.  In connection with joining the Company at that time, Mr. Hart entered into an employment offer letter with the Company, effective January 11, 2010 (the “Offer Letter”).

From 2006 until he joined the Company, Mr. Hart worked as an associate with Hogan & Hartson LLP (now Hogan Lovells US LLP), a leading international law firm, where his practice focused on securities, corporate governance and mergers and acquisitions. Before joining Hogan & Hartson, Mr. Hart began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP, a leading international law firm, where he focused on corporate restructurings.

Mr. Hart, age 35, is licensed to practice as company counsel in Nevada and holds an active license to practice law in the State of Delaware and an inactive license in the State of Colorado. Mr. Hart received his J.D. from Vanderbilt University Law School and a Bachelor of Arts from the University of Washington in Seattle.

Pursuant to the Offer Letter, Mr. Hart is an at-will employee. His compensation terms have been adjusted since execution of the Offer Letter. He currently receives an annual salary of $186,300. Mr. Hart’s annual target bonus opportunity is equal to 20% of his annual base salary, with the actual amount earned dependent upon Company and individual performance.  The Company provides a housing allowance of $2,500 per month for the duration of Mr. Hart’s employment. In addition, the Company reimbursed Mr. Hart for his actual moving expenses, transportation and incidental expenses related to moving proximate to our headquarters in Incline Village, Nevada.

If Mr. Hart’s employment is terminated by the Company without “Cause,” as defined in the Offer Letter, or he resigns for “Good Reason,” as defined in the Offer Letter, Mr. Hart will receive a lump sum cash payment equal to 25% of the sum of his annual base salary and target bonus conditioned on his signing a release of all claims against the Company.

The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

On April 18, 2011, the Company issued a press release announcing that company will hold its annual meeting of stockholders on Wednesday, June 22, 2011, at 10:00 a.m. Pacific Time for all stockholders of record on April 25, 2011. The meeting will take place at the Hyatt Regency Hotel in Incline Village, Nevada. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and Danny Hart, dated January 11, 2010

99.1	Press Release, dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  April 18, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Company and Danny Hart, dated January 11, 2010

99.1	Press Release, dated April 18, 2011